Exhibit 99

MASCO CORPORATION REPORTS FOURTH QUARTER
AND 2019 YEAR-END RESULTS

2019 Fourth Quarter Key Results

•	Sales for the fourth quarter matched prior year at $1.6 billion; in local currency, sales increased 1 percent

•	Earnings per share from continuing operations for the quarter decreased 2 percent to $0.56 per share; adjusted earnings per share from continuing operations matched prior year at $0.54 per share

•	Returned $495 million to shareholders through share repurchases and dividends in the quarter

•	Anticipate 2020 earnings per share from continuing operations to be in the range of $2.25 - $2.45 per share, and on an adjusted basis to be in the range of $2.35 - $2.55 per share

•	Windows and Cabinetry businesses accounted for as discontinued operations

LIVONIA, Mich. (February 11, 2020) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its results for the fourth quarter and full year of 2019.

2019 Fourth Quarter Commentary

•	On a reported basis, compared to fourth quarter 2018:

•	Net sales matched prior year at $1.6 billion; in local currency, net sales increased 1 percent

•	In local currency, North American sales increased 1 percent and international sales decreased 1 percent

•	Gross margin decreased 20 basis points to 34.5 percent from 34.7 percent

•	Operating margin decreased 130 basis points to 15.6 percent from 16.9 percent

•	Net income from continuing operations was $0.56 per share compared to $0.57 per share

•	Compared to fourth quarter 2018, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 26 percent, were as follows:

•	Gross margin decreased 40 basis points to 34.6 percent from 35.0 percent

•	Operating margin decreased 150 basis points to 15.7 percent from 17.2 percent

•	Net income from continuing operations matched prior year at $0.54 per share

•	Liquidity at the end of the fourth quarter was $1,697 million (including availability under revolving credit facility)

2019 Fourth Quarter Operating Segment Results

•	Plumbing Products’ net sales increased 2 percent (3 percent in local currency) driven by 5 percent growth in North America

•	Decorative Architectural Products’ net sales decreased 3 percent, with growth in paints and other coating products offset by lower sales in lighting

“We finished the year on plan, with solid growth in both North American plumbing and paints and other coating products,” said Keith Allman, Masco’s President and CEO. “We also closed the sale of our Milgard Windows and Doors business, signed an agreement to sell our Masco Cabinetry business, and returned $495 million to shareholders through share repurchases and dividends during the quarter.”

2019 Full Year Key Results

•	Sales for the year increased 1 percent to $6.7 billion; in local currency, sales increased 2 percent

•	Operating profit grew 1 percent to $1,088 million; adjusted operating profit decreased 1 percent to $1,110 million

•	Returned over $1.0 billion to shareholders through share repurchases and dividends

•	Earnings per share from continuing operations for the year grew 7 percent to $2.20 per share; adjusted earnings per share from continuing operations grew 6 percent to $2.25 per share

2019 Full Year Commentary

•	On a reported basis, compared to full year 2018:

•	Net sales increased 1 percent to $6.7 billion

•	In local currency, North American sales increased 2 percent and international sales matched prior year

•	Gross margin increased 40 basis points to 35.4 percent from 35.0 percent

•	Operating margin matched prior year at 16.2 percent

•	Net income from continuing operations increased 7 percent to $2.20 per share compared to $2.05 per share

•	Compared to full year 2018, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 26 percent, were as follows:

•	Gross margin decreased 20 basis points to 35.5 percent from 35.7 percent

•	Operating margin decreased 40 basis points to 16.5 percent from 16.9 percent

•	Net income from continuing operations increased 6 percent to $2.25 per share compared to $2.13 per share

“2019 was a transformative year for Masco,” said Allman. “We executed on our strategy to become more focused on our higher margin, lower ticket, and less cyclical Plumbing and Decorative Architectural Products segments. We also delivered on our commitments, achieving sales growth of 2 percent in local currencies and adjusted earnings per share growth from continuing operations of 6 percent, despite slower overall end markets and higher input costs for many of our products. Lastly, we continued our balanced capital allocation strategy by repurchasing 20.1 million shares for $896 million, increasing our dividend for the sixth year in a row, and reducing our debt by $201 million.”

“The fundamentals of the repair and remodel industry, which now represents approximately 90% of our business, remain strong,” continued Allman. “We believe our markets and our performance will improve throughout the year as we work through higher input costs in the first half of 2020, and we anticipate our adjusted earnings per share to be in the range of $2.35 to $2.55 per share for 2020.”

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2019 fourth quarter and full year supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, February 11, 2020 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 6649309. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 6649309. The telephone replay will be available approximately two hours after the end of the call and continue through March 11, 2020.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity and new home construction, our ability to maintain our strong brands and reputation and to develop innovative products, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials and the imposition of tariffs, our dependence on third-party suppliers, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, including the pending divestiture of our Cabinetry business, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in Item 1A "Risk Factors" of this Report. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Years Ended December 31, 2019 and 2018

(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net sales	$1,639	$1,635	$6,707	$6,654
Cost of sales	1,074	1,067	4,336	4,327
Gross profit	565	568	2,371	2,327

Selling, general and administrative expenses	310	291	1,274	1,250
Impairment charge for other intangible assets	—	—	9	—
Operating profit	255	277	1,088	1,077

Other income (expense), net:
Interest expense	(40)	(38)	(159)	(156)
Other, net	2	(3)	(15)	(14)
	(38)	(41)	(174)	(170)
Income from continuing operations before income taxes	217	236	914	907

Income tax expense	49	50	230	221
Income from continuing operations	168	186	684	686

Income from discontinued operations, net	295	22	296	98
Net income	463	208	980	784

Less: Net income attributable to noncontrolling interest	10	14	45	50
Net income attributable to Masco Corporation	$453	$194	$935	$734

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.56	$0.57	$2.20	$2.05
Income from discontinued operations, net	1.03	0.07	1.02	0.32
Net income	$1.59	$0.64	$3.22	$2.37

Average diluted common shares outstanding	282	299	288	307

Amounts attributable to Masco Corporation:
Income from continuing operations	$158	$172	$639	$636
Income from discontinued operations, net	295	22	296	98
Net income	$453	$194	$935	$734

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2019 and 2018

(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,639	$1,635	$6,707	$6,654

Gross profit, as reported	$565	$568	$2,371	$2,327
Rationalization charges	2	4	9	9
Kichler inventory step up adjustment	—	—	—	40
Gross profit, as adjusted	$567	$572	$2,380	$2,376

Gross margin, as reported	34.5%	34.7%	35.4%	35.0%
Gross margin, as adjusted	34.6%	35.0%	35.5%	35.7%

Selling, general and administrative expenses, as reported	$310	$291	$1,274	$1,250
Rationalization charges	—	—	4	—
Selling, general and administrative expenses, as adjusted	$310	$291	$1,270	$1,250

Selling, general and administrative expenses as percent of net sales, as reported	18.9%	17.8%	19.0%	18.8%
Selling, general and administrative expenses as percent of net sales, as adjusted	18.9%	17.8%	18.9%	18.8%

Operating profit, as reported	$255	$277	$1,088	$1,077
Rationalization charges	2	4	13	9
Kichler inventory step up adjustment	—	—	—	40
Impairment charge for other intangible assets	—	—	9	—
Operating profit, as adjusted	$257	$281	$1,110	$1,126

Operating margin, as reported	15.6%	16.9%	16.2%	16.2%
Operating margin, as adjusted	15.7%	17.2%	16.5%	16.9%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2019 and 2018

(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Income Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$217	$236	$914	$907
Rationalization charges	2	4	13	9
Kichler inventory step up adjustment	—	—	—	40
Impairment charge for other intangible assets	—	—	9	—
(Gains) from private equity funds, net	—	(1)	—	(1)
(Earnings) from equity investments, net	—	(1)	(1)	(3)
Income from continuing operations before income taxes, as adjusted	219	238	935	952
Tax at 26% rate	(57)	(62)	(243)	(248)
Less: Net income attributable to noncontrolling interest	10	14	45	50
Income from continuing operations, as adjusted	$152	$162	$647	$654

Income from continuing operations per common share, as adjusted	$0.54	$0.54	$2.25	$2.13

Average diluted common shares outstanding	282	299	288	307

Outlook for the Year Ended December 31, 2020

	Year Ended December 31, 2020
	Low End	High End
Income Per Common Share Reconciliation

Income from continuing operations per common share	$2.25	$2.45
Rationalization charges	0.02	0.02
Pension costs associated with expected terminated plans (1)	0.06	0.06
Allocation to participating securities per share (2)	0.02	0.02
Income from continuing operations per common share, as adjusted	$2.35	$2.55

(1) Represents costs associated with our qualified domestic defined-benefit pension plans that are expected to be terminated in 2021.
(2) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards in accordance with the two-class method of calculating earnings per share.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
December 31, 2019 and 2018

(dollars in millions)

	December 31, 2019	December 31, 2018
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$697	$552
Receivables	997	990
Inventories	754	798
Prepaid expenses and other	90	84
Assets held for sale	173	342
Total Current Assets	2,711	2,766

Property and equipment, net	878	885
Goodwill	509	511
Other intangible assets, net	259	288
Operating lease right-of-use assets	176	—
Other assets	139	90
Assets held for sale	355	853
Total Assets	$5,027	$5,393

Liabilities
Current Liabilities:
Accounts payable	$697	$736
Notes payable	2	8
Accrued liabilities	700	645
Liabilities held for sale	149	295
Total Current Liabilities	1,548	1,684

Long-term debt	2,771	2,971
Other liabilities	751	549
Liabilities held for sale	13	120
Total Liabilities	5,083	5,324

Equity	(56)	69
Total Liabilities and Equity	$5,027	$5,393

	As of December 31,
	2019	2018
Other Financial Data
Working Capital Days
Receivable days	54	54
Inventory days	67	71
Payable days	68	69
Working capital	$1,054	$1,052
Working capital as a % of sales (LTM)	15.7%	15.8%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Years Ended December 31, 2019 and 2018

(dollars in millions)

	Year Ended December 31,
	2019	2018
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$839	$981
Working capital changes	(6)	51
Net cash from operating activities	833	1,032

Cash Flows From (For) Financing Activities:
Retirement of notes	(201)	(114)
Purchase of Company common stock	(896)	(654)
Cash dividends paid	(144)	(134)
Dividends paid to noncontrolling interest	(42)	(89)
Payment of debt	(8)	(1)
Debt extinguishment costs	(2)	—
Proceeds from the exercise of stock options	27	14
Employee withholding taxes paid on stock-based compensation	(23)	(42)
Credit Agreement and other financing costs	(2)	—
Net cash for financing activities	(1,291)	(1,020)

Cash Flows From (For) Investing Activities:
Capital expenditures	(162)	(219)
Acquisition of businesses, net of cash acquired	—	(549)
Proceeds from disposition of businesses, net of cash disposed	722	—
Other, net	22	117
Net cash from (for) investing activities	582	(651)

Effect of exchange rate changes on cash and cash investments	14	4

Cash and Cash Investments:
Increase (decrease) for the year	138	(635)
At January 1	559	1,194
At December 31	$697	$559

	As of
	December 31, 2019	December 31, 2018
Liquidity
Cash and cash investments	$697	$559
Revolver availability	1,000	750
Total Liquidity	$1,697	$1,309

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Years Ended December 31, 2019 and 2018

(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
Plumbing Products
Net sales	$1,026	$1,003	2%	$3,984	$3,998	—%

Operating profit, as reported	$178	$181		$708	$715
Operating margin, as reported	17.3%	18.0%		17.8%	17.9%

Rationalization charges	2	3		13	7
Accelerated depreciation related to rationalization activity	—	1		—	2
Operating profit, as adjusted	180	185		721	724
Operating margin, as adjusted	17.5%	18.4%		18.1%	18.1%

Depreciation and amortization	21	19		80	75
EBITDA, as adjusted	$201	$204		$801	$799

Decorative Architectural Products
Net sales	$613	$632	(3)%	$2,723	$2,656	3%

Operating profit, as reported	$100	$118		$480	$456
Operating margin, as reported	16.3%	18.7%		17.6%	17.2%

Kichler inventory step up adjustment	—	—		—	40
Impairment charge for other intangible assets	—	—		9	—
Operating profit, as adjusted	100	118		489	496
Operating margin, as adjusted	16.3%	18.7%		18.0%	18.7%

Depreciation and amortization	10	10		41	35
EBITDA, as adjusted	$110	$128		$530	$531

Total
Net sales	$1,639	$1,635	—%	$6,707	$6,654	1%

Operating profit, as reported - segment	$278	$299		$1,188	$1,171
General corporate expense, net	(23)	(22)		(100)	(94)
Operating profit, as reported	255	277		1,088	1,077
Operating margin, as reported	15.6%	16.9%		16.2%	16.2%

Rationalization charges - segment	2	3		13	7
Accelerated depreciation related to rationalization activity - segment	—	1		—	2
Kichler inventory step up adjustment	—	—		—	40
Impairment charge for other intangible assets	—	—		9	—
Operating profit, as adjusted	257	281		1,110	1,126
Operating margin, as adjusted	15.7%	17.2%		16.5%	16.9%

Depreciation and amortization - segment	31	29		121	110
Depreciation and amortization - non-operating	2	2		9	8

EBITDA, as adjusted	$290	$312		$1,240	$1,244

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Years Ended December 31, 2019 and 2018

(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
North American
Net sales	$1,295	$1,279	1%	$5,328	$5,208	2%

Operating profit, as reported	$228	$243		$987	$954
Operating margin, as reported	17.6%	19.0%		18.5%	18.3%

Rationalization charges	2	3		13	7
Accelerated depreciation related to rationalization activity	—	1		—	2
Kichler inventory step up adjustment	—	—		—	40
Impairment charge for other intangible assets	—	—		9	—
Operating profit, as adjusted	230	247		1,009	1,003
Operating margin, as adjusted	17.8%	19.3%		18.9%	19.3%

Depreciation and amortization	20	20		81	73
EBITDA, as adjusted	$250	$267		$1,090	$1,076

International
Net sales	$344	$356	(3)%	$1,379	$1,446	(5)%

Operating profit, as reported	$50	$56		$201	$217
Operating margin, as reported	14.5%	15.7%		14.6%	15.0%

Depreciation and amortization	11	9		40	37
EBITDA	$61	$65		$241	$254

Total
Net sales	$1,639	$1,635	—%	$6,707	$6,654	1%

Operating profit, as reported - segment	$278	$299		$1,188	$1,171
General corporate expense, net	(23)	(22)		(100)	(94)
Operating profit, as reported	255	277		1,088	1,077
Operating margin, as reported	15.6%	16.9%		16.2%	16.2%

Rationalization charges - segment	2	3		13	7
Accelerated depreciation related to rationalization activity - segment	—	1		—	2
Kichler inventory step up adjustment	—	—		—	40
Impairment charge for other intangible assets	—	—		9	—
Operating profit, as adjusted	257	281		1,110	1,126
Operating margin, as adjusted	15.7%	17.2%		16.5%	16.9%

Depreciation and amortization - segment	31	29		121	110
Depreciation and amortization - non-operating	2	2		9	8
EBITDA, as adjusted	$290	$312		$1,240	$1,244

Historical information is available on our website.